UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 4, 2011 (July 29, 2011)

Brookdale Senior Living Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32641	20-3068069
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

111 Westwood Place, Suite 400, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(615) 221-2250

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01     Entry into a Material Definitive Agreement.

The description of the Master Credit Facility Agreement as set forth in Item 2.03 of this report is incorporated herein by reference.

Section 2 — Financial Information

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 29, 2011, various subsidiaries of Brookdale Senior Living Inc. (the “Company”) entered into a Master Credit Facility Agreement with Oak Grove Commercial Mortgage, LLC providing $437.8 million in loans pursuant to Fannie Mae’s DUS Program.  The loans are secured by first mortgages on 44 properties, and 75% of such loans bear interest at a fixed rate of 4.25% while the remaining 25% of such loans bear interest at a variable rate equal to the 30-day LIBOR plus a margin of 182 basis points.  The loans mature on August 1, 2018 and require amortization of principal over a 30 year period.  Proceeds of the loans were used to refinance or prepay certain existing indebtedness.

The Master Credit Facility Agreement permits additional loans and substitution or release of mortgaged properties subject to loan-to-value and debt service coverage requirements. The Master Credit Facility Agreement also provides flexibility for expansion of, and repositioning of services provided at, the mortgaged properties subject to lender approval.

The Master Credit Facility Agreement contains typical representations and covenants for loans of this type.  A breach of the representations or covenants could result in a default under the Master Credit Facility Agreement which would result in all amounts owing under the Master Credit Facility Agreement becoming immediately due and payable.

The foregoing summary of certain provisions of the Master Credit Facility Agreement is qualified in its entirety by reference to the complete Master Credit Facility Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

Section 7 — Regulation FD

Item 7.01     Regulation FD Disclosure.

On August 2, 2011, the Company issued a press release announcing that the Company had completed the financing transaction described in Item 2.03 of this report.  A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference in its entirety.

The information furnished pursuant to this item (including Exhibit 99.1 hereto) shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth by specific reference in such filing that such information is to be considered “filed” or incorporated by reference therein.

Section 9 — Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

10.1	Master Credit Facility Agreement, dated as of July 29, 2011, by and among various subsidiaries of Brookdale Senior Living Inc. and Oak Grove Commercial Mortgage, LLC

99.1	Press Release dated August 2, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKDALE SENIOR LIVING INC.

Date:	August 4, 2011	By:	/s/ T. Andrew Smith
		Name:	T. Andrew Smith
		Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Master Credit Facility Agreement, dated as of July 29, 2011, by and among various subsidiaries of Brookdale Senior Living Inc. and Oak Grove Commercial Mortgage, LLC

99.1	Press Release dated August 2, 2011